UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2019

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Lamperd Less Lethal Receives First Purchase Order from Distribution Elite Canada

SARNIA, Ontario, July 23, 2019 -- Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, welcomes Quebec-based Distribution Elite Canada, Inc. as an authorized distributor for the the full Lamperd product line. Distribution Elite has just placed its first purchase order for Lamperd products that will be used in evaluation and testing by an important end-user in Canada. This may lead to follow-up orders of very substantial value in the near future. The Lamperd manufacturing facilities are already producing the products which have been purchased and we intend to deliver them as quickly as possible.

Distribution Elite Canada (www.distributionelitecanada.com) specializes in the representation, distribution and sales of military, law enforcement, custom, correctional, fire, ambulance and security products. With over 70 years of combined management experience, their clients include government agencies at all levels in addition to the private security sector. Distribution Elite's mission is to offer the Canadian market the industry's leading brands.

Lamperd Less Lethal is proud to be represented by this very capable and well connected company. We are extremely pleased that Distribution Elite Canada has signed on as a Lamperd distributor and that they have already been recommending our products to some of their most important buyers in Canada. The initial success of booking their first purchase order so quickly reflects Distribution Elite's highly regarded status with Canadian security agencies. We look forward to issuing further updates as developments progress.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: http://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: http://www.instagram.com/llli_lamperd_lesslethal

Barry Lamperd on Twitter: http://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: July 23, 2019	By:	/s/ Barry Lamperd
Barry Lamperd
President

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